UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 27, 2026

OHIO VALLEY BANC CORP.
(Exact Name of Registrant as Specified in Its Charter)

000-20914
(Commission File Number)

Ohio	31-1359191
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

420 THIRD AVENUE, PO BOX 240
GALLIPOLIS, Ohio 45631
(Address of principal executive offices, including zip code)

(740) 446-2631
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	OVBC	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 2 – Financial Information

Item 2.02. Results of Operations and Financial Condition

GALLIPOLIS, Ohio - Ohio Valley Banc Corp. [Nasdaq: OVBC] (the “Company”) reported consolidated net income for the quarter ended December 31, 2025, of $3,955,000, an increase of $1,440,000, or 57.3%, from the same period the prior year. Earnings per share for the fourth quarter of 2025 were $.84 compared to $.53 for the prior year fourth quarter. For the year ended December 31, 2025, net income totaled $15,601,000, an increase of $4,602,000, or 41.8%, from the same period the prior year. Earnings per share were $3.31 for 2025 versus $2.32 for 2024. Return on average assets and return on average equity were 1.02% and 9.83%, respectively, for the year ended December 31, 2025, compared to .77% and 7.50%, respectively, for the same period in the prior year.

Ohio Valley Banc Corp. President and CEO, Larry Miller said, “As we anticipate the celebration of America’s 250th birthday, your Company has reason to celebrate: the achievement of record earnings in our 153rd year in business! These results reflect the dedication of our employees to serving our customers while enhancing shareholder value and remaining rock-solid in their commitment to our Community First mission. None of this would be possible without the continued loyalty and support of our shareholders. We extend our sincere thanks to our shareholders for their continued support as we celebrate this historic milestone for both our company and our country.”

For the three months ended December 31, 2025, net interest income increased $2,403,000, and for the year ended December 31, 2025, net interest income increased $8,941,000 from the same respective periods last year. These increases were related to the increase in both average earning assets and the net interest margin for the respective periods. For the year ended December 31, 2025, average earning assets increased $103 million from the same period last year, led by the $75 million growth in average loans and the $53 million growth in average securities. The growth in average loans was related to the commercial real estate, commercial and industrial, and residential real estate lending segments. The growth in these segments was partially offset by a decrease in consumer loans, as this segment was deemphasized by the Company starting in 2024 to focus on more profitable portfolio segments. The growth in average securities was related to the Company participating in a program offered by the Ohio Treasurer called Ohio Homebuyer Plus starting in the third quarter of 2024. As a participant in the program, the Company developed the Sweet Home Ohio deposit account to offer participants an above-market interest rate along with a deposit bonus to assist customers in achieving their home savings goals. At December 31, 2025, the balance of Sweet Home Ohio accounts totaled $9.5 million, as compared to $6.8 million at December 31, 2024. For each Sweet Home Ohio account that was opened, the Company received a deposit from the Ohio Treasurer at a subsidized interest rate. At December 31, 2025, the amount deposited by the Treasurer totaled $69.9 million, a decrease from $97.4 million at December 31, 2024. Since the Treasurer deposits are classified as public funds, which are required to be collateralized, the Company invested the funds in securities to be pledged as collateral to the Treasurer. The investment of these funds was the primary contributor to the increase in securities from 2024. For the same period, the average balance of cash maintained at the Federal Reserve decreased $25 million to assist with funding loan growth and to generate a higher rate of return. Most of the growth in other funding sources occurred in average NOW, money market accounts, and savings accounts which increased $58 million from 2024. A large portion of this growth was related to the Ohio Treasurer’s matching funds received for the Ohio Homebuyer Plus program along with the deposits made to the Sweet Home Ohio account. Based on the growth in these lower-cost deposits, the average growth in higher-cost certificates of deposit was limited to $34 million for 2025 versus the same period last year.

For the fourth quarter of 2025, the net interest margin was 4.18%, an increase from 3.70% for the fourth quarter of 2024. For the year ended December 31, 2025, the net interest margin was 4.07%, an increase from 3.71% for the same period last year. The increase in the net interest margin was related to the yield on earning assets increasing, while the cost of funding sources decreased. The yield on earning assets improved in relation to the growth in higher yielding loans and securities, along with the recognition of a market discount on purchased loans totaling $817,000 during the second quarter and another $832,000 during the fourth quarter. The cost of funding sources decreased as the composition of funding sources shifted to lower cost deposit sources, such as, NOW, money market, and savings accounts. Furthermore, the average cost of certificates of deposit decreased as higher costing certificates repriced to lower current market rates.

For the three months ended December 31, 2025, the provision for credit loss expense totaled $378,000, a decrease of $239,000 from the same period last year. The quarterly provision for credit loss expense was primarily associated with the $65 million quarterly increase in loan balances and the quarter-to-date net charge-offs of $225,000, which were partially offset by the decrease in certain qualitative risk factors. For the year ended December 31, 2025, the provision for credit losses was $3,054,000, an increase of $585,000 from the same period last year. The year-to-date provision for credit loss expense was primarily associated with net charge-offs of $1,334,000, loan growth of $134 million and an increase in modeled loss rates due to the regression in GDP and unemployment projections, which items were partially offset by the decrease in certain qualitative risk factors. The ratio of nonperforming loans to total loans was 1.40% at December 31, 2025, compared to .46% at December 31, 2024. The increase in nonperforming loans was primarily related to two commercial loans being placed on nonaccrual status. The loans are secured by commercial real estate and deemed adequately collateralized. The allowance for credit losses was .96% of total loans at December 31, 2025, compared to .95% at December 31, 2024.

For the three and twelve months ended December 31, 2025, noninterest income decreased $3,192,000 and $4,201,000, respectively, from the same periods last year. The decreases were largely due to the loss on the sale of securities. During the fourth quarter of 2025, the Company sold $25.9 million in securities at a loss of $2,528,000. The securities sold were yielding 1.36% and were reinvested in similar securities with a longer duration that are yielding 4.59%. During the third quarter of 2025 a similar strategy was implemented. The Company sold $11.0 million in securities at a loss of $1,219,000 that were yielding 1.32%.  The proceeds were reinvested into securities yielding 4.37%. Collectively, during 2025, the Company sold $36.9 million in securities at a loss of $3,747,000. The yield on securities sold went from 1.35% to 4.52% on the securities purchased. The Company believes that this strategy will increase future interest income by increasing its net interest margin. Also contributing to lower noninterest income was a decrease in other noninterest income, which for the three months ended December 31, 2025 decreased $733,000, and, for the year ended 2025, decreased $690,000 from the same periods the prior year, respectively. The decreases were largely related to lower earnings from a tax processing agreement and the disposition of certain assets. Partially offsetting these decreases was interchange income earned on debit and credit cards, which increased $45,000 and $196,000 during the three and twelve months ended December 31, 2025, compared to the same periods from 2024, respectively.

For the three months ended December 31, 2025, noninterest expense totaled $10,853,000, a decrease of $2,453,000 from the same period last year. For the year ended December 31, 2025, noninterest expense totaled $44,209,000, a decrease of $1,921,000 from the same period last year. The Company’s largest noninterest expense, salaries and employee benefits, decreased $2,497,000 as compared to the fourth quarter of 2024, and decreased $2,873,000 as compared to the year ended December 31, 2024. The decreases were primarily related to the cost incurred from the implementation of a voluntary early retirement program in the fourth quarter of 2024, which resulted in an expense of $3,338,000. The savings from the early retirement program were partially offset by annual merit increases and data processing and marketing expense. For the three months and year ended December 31, 2025, data processing increased $44,000 and $457,000, respectively, from the same periods last year. Higher costs in this category were related to debit and credit card processing due to higher transaction volume and conversion costs for the Company’s new rewards platform. For the three months and year ended December 31, 2025, marketing expense increased $221,000 and $385,000, respectively, from the same periods last year. The increases were primarily related to advertising, a higher contribution to our own foundation fund and costs associated with supporting the communities we serve.

The Company’s total assets at December 31, 2025 were $1.583 billion, an increase of $79 million from December 31, 2024. Since December 31, 2024, loan balances increased $134 million, or 12.6%. The growth in loans occurred mostly in the targeted areas of commercial real estate, commercial and industrial, and residential real estate. The growth in these segments was partially offset by a decrease in consumer loans, as this segment has been deemphasized by the Company due to profitability relative to other loan portfolio segments. The increase in loans was primarily funded by a $54 million increase in total deposits, led by time deposits, and a $36 million decrease in balances maintained at the Federal Reserve. At December 31, 2025, shareholders’ equity increased $19.9 million from year end 2024. This was primarily from year-to-date net income of $15.6 million and an increase in accumulated other comprehensive income of $8.6 million, partially offset by cash dividends paid of $4.3 million. The increase in accumulated other comprehensive income was related to the $5.6 million, net of tax, market appreciation of securities due to a decrease in market interest rates and the recognition of a $3.0 million, net of tax, realized loss on the sale of securities that was previously unrealized.

Ohio Valley Banc Corp. common stock is traded on the NASDAQ Global Market under the symbol OVBC. The holding company owns The Ohio Valley Bank Company with 18 offices in Ohio and West Virginia, and Loan Central, Inc. with  six consumer finance offices in Ohio. Learn more about Ohio Valley Banc Corp. at www.ovbc.com.

Caution Regarding Forward-Looking Information

Certain statements contained in this earnings release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believes,” “anticipates,” “expects,” “appears,” “intends,” “targeted” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying those statements. Forward-looking statements involve risks and uncertainties. Actual results may differ materially from those predicted by the forward-looking statements because of various factors and possible events, including: (i) changes in political, economic or other factors, such as inflation rates, recessionary or expansive trends, taxes, the effects of implementation of federal legislation with respect to taxes, tariffs and government spending and the continuing economic uncertainty in various parts of the world; (ii) competitive pressures;  (iii) fluctuations in interest rates; (iv) the level of defaults and prepayment on loans made by the Company; (v) unanticipated litigation, claims, or assessments; (vi) fluctuations in the cost of obtaining funds to make loans; (vii) regulatory changes; and (viii) other factors that may be described in the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission from time to time. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made to reflect unanticipated events.

OHIO VALLEY BANC CORP - Financial Highlights (Unaudited)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2025	2024	2025	2024
PER SHARE DATA
Earnings per share	$0.84	$0.53	$3.31	$2.32
Dividends per share	$0.23	$0.22	$0.91	$0.88
Book value per share	$36.14	$31.91	$36.14	$31.91
Dividend payout ratio (a)	27.39%	41.21%	27.48%	37.98
Weighted average shares outstanding	4,711,001	4,711,001	4,711,001	4,736,820

DIVIDEND REINVESTMENT (in 000's)
Dividends reinvested under
employee stock ownership plan (b)	$-	$-	$195	$202
Dividends reinvested under
dividend reinvestment plan (c)	$334	$368	$1,373	$1,524

PERFORMANCE RATIOS
Return on average equity	9.49%	6.62%	9.83%	7.50
Return on average assets	1.00%	0.66%	1.02%	0.77
Net interest margin (d)	4.18%	3.70%	4.07%	3.71
Efficiency ratio (e)	66.43%	77.83%	65.74%	73.79
Average earning assets (in 000's)	$1,483,069	$1,414,863	$1,433,515	$1,330,841

(a) Total dividends paid as a percentage of net income.
(b) Shares may be purchased from OVBC and on secondary market.
(c) Shares may be purchased from OVBC and on secondary market.
(d) Fully tax-equivalent net interest income as a percentage of average earning assets.
(e) Noninterest expense as a percentage of fully tax-equivalent net interest income plus noninterest income.

OHIO VALLEY BANC CORP - Consolidated Statements of Income (Unaudited)
	Three months ended		Twelve months ended
(in $000's)	December 31,		December 31,
	2025	2024	2025	2024
Interest income:
Interest and fees on loans	$19,989	$16,864	$73,327	$64,938
Interest and dividends on securities	2,428	2,364	9,448	6,378
Interest on interest-bearing deposits with banks	434	794	2,462	4,447
Total interest income	22,851	20,022	85,237	75,763
Interest expense:
Deposits	6,845	6,393	25,408	24,639
Borrowings	533	559	2,084	2,320
Total interest expense	7,378	6,952	27,492	26,959
Net interest income	15,473	13,070	57,745	48,804
Provision for (recovery of) credit losses	378	617	3,054	2,469
Noninterest income:
Service charges on deposit accounts	767	773	3,033	3,039
Trust fees	89	100	376	404
Income from bank owned life insurance and
annuity assets	267	241	986	929
Mortgage banking income	60	45	182	163
Electronic refund check/deposit fees	0	0	676	675
Debit / credit card interchange income	1,319	1,274	5,164	4,968
Loss on sale of securities	(2,528)	0	(3,747)	0
Tax preparation fees	4	4	641	644
Other	750	1,483	1,659	2,349
Total noninterest income	728	3,920	8,970	13,171
Noninterest expense:
Salaries and employee benefits	6,336	8,833	24,909	27,782
Occupancy	482	447	2,017	1,938
Furniture and equipment	294	313	1,328	1,300
Professional fees	288	370	1,803	1,873
Marketing expense	367	146	1,205	820
FDIC insurance	172	179	698	648
Data processing	723	679	3,551	3,094
Software	644	556	2,363	2,260
Other	1,547	1,783	6,335	6,415
Total noninterest expense	10,853	13,306	44,209	46,130
Income before income taxes	4,970	3,067	19,452	13,376
Income taxes	1,015	552	3,851	2,377
NET INCOME	$3,955	$2,515	$15,601	$10,999

OHIO VALLEY BANC CORP - Consolidated Balance Sheets (Unaudited)

(in $000's, except share data)	December 31,	December 31,
	2025	2024
ASSETS
Cash and noninterest-bearing deposits with banks	$14,845	$15,704
Interest-bearing deposits with banks	31,052	67,403
Total cash and cash equivalents	45,897	83,107
Securities available for sale	253,906	268,120
Securities held to maturity, net of allowance for credit losses of $1 in 2025 and 2024	5,452	7,049
Restricted investments in bank stocks	5,258	5,007
Total loans	1,196,018	1,061,825
Less: Allowance for credit losses	(11,519)	(10,088)
Net loans	1,184,499	1,051,737
Premises and equipment, net	20,509	21,229
Premises and equipment held for sale, net	400	507
Accrued interest receivable	5,476	4,805
Goodwill	7,319	7,319
Bank owned life insurance and annuity assets	43,305	42,048
Operating lease right-of-use asset, net	923	1,024
Deferred tax assets	5,621	7,218
Other assets	4,089	4,242
Total assets	$1,582,654	$1,503,412

LIABILITIES
Noninterest-bearing deposits	$314,131	$322,383
Interest-bearing deposits	1,015,536	952,795
Total deposits	1,329,667	1,275,178
Other borrowed funds	44,848	39,740
Subordinated debentures	8,500	8,500
Operating lease liability	923	1,024
Allowance for credit losses on off-balance sheet commitments	871	582
Other liabilities	27,588	28,060
Total liabilities	1,412,397	1,353,084

SHAREHOLDERS' EQUITY
Common stock ($1.00 stated value per share, 10,000,000 shares authorized;
5,490,995 shares issued)	5,491	5,491
Additional paid-in capital	52,321	52,321
Retained earnings	133,007	121,693
Accumulated other comprehensive income (loss)	(1,869)	(10,484)
Treasury stock, at cost (779,994 shares)	(18,693)	(18,693)
Total shareholders' equity	170,257	150,328
Total liabilities and shareholders' equity	$1,582,654	$1,503,412

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OHIO VALLEY BANC CORP.
Date:	January 27, 2026	By:	/s/Larry E. Miller, II
Larry E. Miller, II President and Chief Executive Officer